EFFECTIVE MAY 19, 2014 THE
COMPANYS NAME CHANGED
TO BIO PAPPELS.A.B. DE C.V.
(formerly known as Corporacion
Durango)



Exhibit A to Deposit Agreement

No.
AMERICAN DEPOSITARY SHARES
Each American Depositary Share represents the right to receive two CPOs)
[THIS RECEIPT CONVEYS NO VOTING RIGHTS IN RESPECT
OF THE SHARES REFERRED TO BELOW
ONLY MEXICAN NATIONALS MAY OWN SUCH SHARES DIRECTLY]

[THE RIGHTS OF HOLDERS TO TRANSFER THE SHARES
OR THE AMERICAN DEPOSITARY SHARES MAY BE
RESTRICTED AS DESCRIBED IN PARAGRAPH (9) BELOW]

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY PARTICIPATION CERTIFICATES
REPRESENTING SERIES A COMMON STOCK WITHOUT PAR VALUE
OF GRUPO INDUSTRIAL DURANGO, S.A. DE C.V.
(INCORPORATED UNDER THE LAWS OF THE UNITED MEXICAN
STATES)

The Bank of New York as depositary (hereinafter called the Depositary), hereby certifies that or registered assigns IS THE OWNER OF

AMERICAN DEPOSITARY SHARES
representing deposited Ordinary Participation
Certificates (herein called CPOs) of Grupo Industrial
Durango, S.A. de C.V. organized under the laws of the
United Mexican States (herein called the Company).
The CPOs are issued by the trust created under the
trust agreement dated November 11, 1989 between
Nacional Financiera, S.N.C., as Grantor and Nacional
Financiera, S.N.C., as Trustee, and acknowledged by
S.D. Indeval, S.A. de C.V. (the Trust).  At the date
hereof, each American Depositary Share represents the
right to receive two CPOs which are either deposited
or subject to deposit under the deposit agreement at
the principal Mexico D.F., United Mexican States
office of Nacional Financiera, S.N.C. or Bancomer,
S.A. (herein called the Custodians).  The Depositarys
Corporate Trust Office (herein called the Depositarys
Trust Office or the Corporate Trust Office) is located
at a different address than its principal executive
office.  Its Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its
principal executive office is located at 48 Wall
Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST OFFICE ADDRESS IS101
BARCLAY STREET, NEW YORK, N.Y.  10286

1.THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue
(herein called Receipts), all issued and to be issued
upon the terms and conditions set forth in the deposit
agreement, dated as of               , 1994 (herein
called the Deposit Agreement), by and among the Company, the Depositary, and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such CPOs and held thereunder (such CPOs, securities, property, and cash are herein called Deposited
Securities). Copies of the Deposit Agreement are on file at the Depositarys Trust Office in New York City and at the office of the Custodians.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.
2.SURRENDER OF RECEIPTS AND WITHDRAWAL OF CPOs.
Upon surrender at the Depositarys Trust Office of a Receipt for the purpose of withdrawal of the Deposited
Securities represented thereby, and upon payment of the fee of the Depositary, any governmental charges and taxes for the surrender of Receipts against withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Estatutos and the Deposited Securities, the Holder of such Receipt shall be entitled to (i)with respect to the CPOs evidenced by such Receipt, electronic transfer, through Indeval or through institutions that maintain accounts with Indeval, of such CPOs to an account in the name of the Holder or such other name as the Holder may direct and (ii) physical delivery, to or upon the order of such Holder, of any other
Deposited Securities at the time evidenced by such Re-ceipt.

Delivery of such Deposited Securities (other than the CPOs) may be made by the delivery of certificates in the name of such Holder or as ordered by such Holder or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer.
Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause (i) the electronic transfer of the CPOs represented by such Receipt to an account in the name of the Holder or such other name as the Holder may direct and (ii) cause the Deposited
Securities (other than CPOs) being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodians to deliver at the Mexico City office of the Custodians, subject to Sections 2.6, 3.1 and 3.2 of the Deposit Agreement and pursuant to the other terms and conditions of the Deposit Agreement and the Estatutos, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Deposited Securities (including evidence of transfer of the CPOs) at the time evidenced by such Receipt, except that the Depositary may, in its discretion, make delivery to such person or persons at the Depositarys Trust Office of any evidence of transfer, cash, dividends, distributions or rights with respect to the Deposited Securities evidenced by such Receipt, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder so sur-rendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodians to transfer or forward any cash, rights or other property comprising, and to forward any certificate or certificates and other proper documents of title for, the Deposited Securities (including evidence of transfer of the CPOs) evidenced by such Receipts to the Depositary for delivery at the Depositarys Trust
Office. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.
3.TRANSFERS, SPLITUPS, AND COMBINATIONS OF RECEIPTS
The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.
 Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a splitup or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.
As a condition precedent to the execution and delivery, registration of transfer, splitup, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company, the CPO Trustee or the Custodians may require payment from the depositor of CPOs or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto
(including any such tax or charge and fee with respect to CPOs being deposited or withdrawn) and payment of any applicable fees as herein provided in the Deposit
Agreement. The Depositary may refuse to, and at the request of the Company shall, deliver the Receipts, register the transfer of any Receipt or make any distribution of, or related to, CPOs until it has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may reasonably deem necessary or proper or as the Company may require by written request to the Depositary. The Depositary may also require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, Section 2.6 of the Deposit Agreement.

The delivery of Receipts against deposits of CPOs generally or against deposits of particular CPOs may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary, the Share register of the Company or the CPO register of the CPO Trustee are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit
Agreement, or for any other reason, subject to the provisions of the following sentence and Section
2.6(c) of the Deposit Agreement. The surrender of outstanding Receipts and withdrawal of Deposited
Securities may not be suspended except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the CPO Trustee for the deposit of CPOs in connection with voting at a shareholders or a CPO holders meet-ing, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Notwithstand-ing the foregoing sentence or any other provision of the Deposit Agreement or Receipt to the contrary, Holders shall be entitled to withdraw Deposited
Securities subject only to the conditions set forth in paragraph I(A)(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F6 as prescribed by the Commission under the Securities Act of 1933. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any CPOs or Shares represented thereby required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such CPOs or Shares represented thereby. The
Depositary shall comply with written instructions of the Company not to accept for deposit hereunder any CPOs identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Companys compliance with the securities laws of the United
States.
4.LIABILITY OF HOLDER FOR TAXES.
If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited
Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American
Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes and expenses arising or incurred as a result of effecting any such sale), and the Holder hereof shall remain liable for any deficiency.
5.WARRANTIES OF DEPOSITORS.
Every person depositing CPOs under the Deposit
Agreement shall be deemed thereby to represent and warrant that such CPOs and each certificate therefor are validly issued, fully paid and nonassessable and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such CPOs and the Shares represented thereby and the sale of Receipts evidencing American Depositary Shares representing such CPOs and the Shares represented thereby by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit or withdrawal of CPOs and issuance or cancellation of Receipts.
6.FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION
Any person presenting CPOs for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodians such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the CPOs presented for deposit, to execute such certificates and to make such represen-tations and warranties, as the Depositary or the Company may deem necessary or proper. The Depositary may, and at the request of the Company shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall, upon the written request of the Company, provide the Company, in a timely manner, with copies of any such proofs, certificates or representations and warranties.
7.CHARGES OF DEPOSITARY.
The Company agrees to pay the fees, reasonable expenses and outofpocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The
Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodians are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing CPOs or Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.4 of the Deposit Agree-
ment), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registra-tion of transfers of Shares generally on the share register of the Company or Foreign Registrar and applicable to transfers of CPOs to the name of the Depositary or its nominee or the Custodians or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.6 of the De-posit Agreement, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.3 or 4.4. of the Deposit
Agreement, and the surrender of Receipts pursuant to
Section 2.5 of the Deposit Agreement and (6) a fee for, and the deduction of such fee from, the distribution of proceeds of sales of securities or rights pursuant to Sections 4.3 or 4.5 of the Deposit
Agreement, respectively, such fee being in an amount equal to the fee for the issuance of American
Depositary Shares referred to above which would have been charged as a result of the deposit by Holders of securities (for purposes of this clause (6) treating all such securities as if they were CPOs) or CPOs received in exercise of rights distributed to them pursuant to Sections 4.3 or 4.5 of the Deposit
Agreement, respectively, but which securities or rights are instead sold by the Depositary, and the net proceeds distributed.

The Depositary, subject to Paragraph (8) hereof and
Section 2.9 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.
8.LOANS AND PRERELEASE OF SHARES AND RECEIPTS.
Notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of CPOs pursuant to Section 2.2 of the Deposit Agreement (PreRelease). The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver CPOs upon the receipt and cancellation of Receipts which have been PreReleased, whether or not such cancellation is prior to the termination of such PreRelease or the Depositary knows that such Receipt has been PreReleased. The Depositary may receive
Receipts in lieu of CPOs in satisfaction of a PreRelease. Each PreRelease will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the CPOs or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other col-lateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary
Shares which are outstanding at any time as a result of PreReleases will not normally exceed thirty percent
(30%) of the CPOs deposited hereunder provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the PreReleasees obligations to the Depositary in connection with a PreRelease transaction, including the PreReleasees obligation to deliver Shares, CPOs or Receipts upon termination of a PreRelease transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.
9.DISCLOSURE OF INTEREST.
To the extent that provisions of or governing any Deposited Securities (including, in the case of CPOs, the Shares underlying such CPOs), the Estatutos or applicable law may require the disclosure of beneficial or other ownership of Deposited Securities, other CPOs and other securities to the Company or the CPO Trustee and provide for blocking of Holders transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its best efforts to comply with Company or CPO Trustee instructions, as the case may be, as to Receipts in respect of any such enforcement or limitation. Holders shall comply with all such disclosure requirements and shall cooperate with the Depositarys compliance with such instructions and by their holding of Receipts are deemed to consent to any such limitation or blocking of rights.

The Company and CPO Trustee may from time to time request Holders to provide information as to the capacity in which such Holders own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.
Each Holder agrees to provide any information re-quested by the Company or the Depositary pursuant to
Section 4.2 of the Deposit Agreement. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company or the CPO Trustee requesting that the Depositary forward any such requests to the Holders and to forward to the Company or the CPO Trustee any such responses to such received by the Depositary.
10.TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive
Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt
(and to the American Depositary Shares evidenced thereby) when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument governed by New York law, provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Holder hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

11.VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary as designated by the Depositary in a writing and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.
12.REPORTS INSPECTION OF TRANSFER BOOKS.
The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the Commission). The Company shall furnish the Depositary with copies of all reports required to be filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended, including copies of its annual reports in English, containing a brief description of the Companys operations and its annual audited financial statements prepared in accordance with Mexican GAAP together with a reconciliation of net income and total stockholders equity to U.S. generally accepted accounting principles and examined and reported upon, with an opinion expressed by an independent public or certi-fied accountant. Upon receipt thereof, the Depositary shall promptly mail such reports to all Holders.

Such reports and communications will be available for inspection and copying by Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C.
20549.

The Depositary will make available for inspection by Holders of Receipts at its Depositarys Trust Office copies of the Deposit Agreement, any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary or the Custodians or the nominee of either as the holder of the Deposited Secu-rities and (b) made generally available to the holders of such Deposited Securities by the Company, the CPO
Trustee or Indeval. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company pursuant to the Deposit
Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts, the CPOs, the Shares or the Estatutos.

The Company has delivered or caused to be delivered to the Depositary and the Custodians a copy of the provi-sions of the Estatutos governing the Shares, such other securities and the CPOs and any other Deposited
Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodians a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Receipt and the Deposit Agreement.
13.DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited
Securities, the Depositary shall, subject to the provisions of Section 4.6 of the Deposit Agreement, as soon as possible convert such dividend or distribution into Dollars and shall distribute as soon as possible the amount thus received (net of the fees of the Depositary as provided in Section 5.9 of the Deposit
Agreement, if applicable) to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited
Securities held by them respectively provided, however, that in the event that the Company, the CPO
Trustee, the Custodians or the Depositary shall be required to withhold and does withhold from any cash dividend or such other cash distribution in respect of the Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder of the Receipts evidencing American
Depositary Shares representing such Deposited Securi-ties shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a frac-tion of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. The Company or its agent, the CPO Trustee or the Depositary, as appropriate, will remit to the appropriate governmental authority or agency in Mexico all amounts withheld and owing to such authority or agency. The
Depositary will forward to the Company or its agent or the CPO Trustee such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and either the Depositary or the Company or its agent or the CPO
Trustee may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

Subject to the provisions of Sections 4.12 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.4 or 4.5 of the Deposit
Agreement, the Depositary shall cause the securities or property received by it to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution provided, however, that if in the opinion of the Depositary (after consultation with the with Company) such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company, the CPO Trustee or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt (after consultation with the with Company) such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net pro-ceeds of any such sale or the balance of any such property (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities con-sists of a dividend in, or free distribution of, CPOs
(including Shares represented by such CPOs), the Depositary may, with the approval of the Company, and shall if the Company shall so request, distribute promptly to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited
Securities held by them respectively, additional
Receipts evidencing an aggregate number of American
Depositary Shares representing the amount of CPOs received as a consequence of such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of CPOs and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in
Section 4.12 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section
5.9 of the Deposit Agreement.  In lieu of delivering
Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of CPOs represented by the aggregate of such fractions and distribute the net proceeds in Dollars, all in the manner and subject to the conditions described in
Section 4.1 of the Deposit Agreement.  If additional
Receipts are not so distributed, each American
Depositary Share shall thenceforth also represent the additional CPOs distributed upon the Deposited
Securities represented thereby.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities an option to elect to receive dividends in fully paid
CPOs (including Shares underlying the CPOs) instead of cash, the Depositary and the Company agree to consult to determine whether such option will be made available to the Holders of Receipts and, if such option is to be made available to Holders, the proce-dures to be followed.

In the event that the Company or the Depositary deter-mines that any distribution in property (including
CPOs and rights to subscribe therefor) is subject to any tax or other governmental charge which the Company, the Custodians or the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property
(including CPOs and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or governmental charges and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of American De-positary Shares held by them respectively.
14.CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary shall receive currency other than Dollars (foreign currency), by way of dividends or other distributions on Deposited Securities or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in such other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed as soon as practicable to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit
Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine (after consultation with the with Company) that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its reasonable discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.
15.RIGHTS.
In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional CPOs or Shares or any rights of any other nature, and the CPO
Trustee, as holder of the Shares offers or causes to be offered to holders of CPOs the right to instruct the CPO Trustee to subscribe on their behalf for such holders proportionate share of such additional Shares or other Securities, the Depositary, after consultation with the Company, shall have reasonable discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available in Dollars to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, allowing the rights to lapse provided that the Depositary will, at the request of the
Company:

(i) if the Depositary determines (after consultation with th Company) that it is lawful and feasible, make such rights available to Holders of Receipts by means of warrants or otherwise, provided that if at the time of the offering of any rights the Depositary deter-mines in its discretion that it is lawful and feasible to make such rights available to all Holders of Receipts or to certain Holders of Receipts but not other Holders of Receipts, the Depositary may, at the request of the Company, distribute to any Holder of Receipts to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder of Receipts, warrants or other instruments therefor in such form as it deems appropriate or

(ii) if the Depositary (after consultation with the with Company) determines that it is not lawful and feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments at a public or private sale, at such place or places and upon such terms as the Depository may deem proper, in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.

In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American
Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (i) the Company has elected in its sole discretion to permit such rights to be exercised and (ii) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the CPOs to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the CPOs, and the Company shall cause the Shares underlying the CPOs so purchased to be delivered to the CPO Trustee which will in turn deliver such CPOs to the Custodians as agent for the Depositary acting on behalf of such Holder. As agent for such Holder, the Depositary will cause the CPOs so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Holder. In the case of a distribution pursuant to the preceding paragraph, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

The Depositary will not offer rights to Holders unless both (a) both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Holders or are registered under the provisions of such Act, and (b) such offering is permitted under applicable Mexican law. If a Holder of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

So long as the Depositary acts at the direction of the Company with respect to Section 4.5 of the Deposit
Agreement, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.
16.RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of CPOs that are represented by each American
Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of CPOs or other Deposited Securities, the Depositary shall fix a record date which date shall, to the extent practicable, be the same record date fixed by the Company or the CPO Trustee, as the case may be, (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of vot-ing rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of CPOs. Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit
Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to act in respect of any other such matter.
17.VOTING OF DEPOSITED SECURITIES.
UNLESS THE DEPOSITARY RECEIVES WRITTEN NOTICE FROM THE
COMPANY TO THE CONTRARY, HOLDERS OF AMERICAN
DEPOSITARY SHARES WILL NOT BE ENTITLED TO INSTRUCT THE
DEPOSITARY AS TO THE EXERCISE OF VOTING RIGHTS
PERTAINING TO SHARES. Upon receipt of notice of any meeting or solicitations of consents of holders of CPOs or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter and to the extent permitted by law, mail to the Holders a notice which shall contain (a) such information as is contained in such notice of meeting, (b) if such notice or solicitation pertains to any Deposited Security other than Shares, a statement that each Holder at the close of business on a specified record date will be entitled, subject to any applicable provision of law or the Trust and of the Estatutos and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights pertaining to the Deposited Securities represented by the American Depositary Shares evi-denced by such Holders Receipts and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the CPO Trustee and (c) if such notice or solicitation pertains to Shares, a statement that, pursuant to the provisions of the CPOs and the Trust, the Holders may not vote the Shares underlying the CPOs nor may Holders attend meetings of holders of the Shares or the CPOs and that all of the Shares underlying the CPOs shall be voted by the Trust in the same manner as the majority of all Shares that are not held in the Trust and that are voted at the relevant meeting. Subject to the circumstances described in clause (c) above, upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Deposited Securities represented by the American
Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request and pursuant to the Estatutos of the Company.
 Subject to the circumstances described in clause (c) above, the Depositary agrees not to vote the Deposited
Securities represented by the American Depositary
Shares evidenced by a Receipt unless it receives instructions from the Holder of such Receipt.
18.CHANGES AFFECTING DEPOSITED SECURITIES.
In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, splitup, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodians in exchange for, or in conversion of, or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, after consultation with the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in CPOs, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.
19.LIABILITY OF THE COMPANY AND DEPOSITARY.
Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or affiliates, nor the Trust nor any trustee thereof shall incur any liability to any Holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, Mexico or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatutos of the Company, or by reason of any provisions of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any provisions of or relating to the Trust, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed nor shall the Depositary or the Company or any of their respective directors, officers, employees, agents or affiliates incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the Estatutos, or the CPO
Trust Agreement or the CPO Deed. Where, by the terms of a distribution pursuant to Sections 4.1, 4.3, or
4.4 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.5 of the Deposit
Agreement, or for reasons arising under the circumstance described in the first sentence of
Section 5.2 of the Deposit Agreement, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company, nor any of its agents assumes any obligation or shall be subject to any li-ability under the Deposit Agreement to Holders of Receipts or other persons, except that each agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.
The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Holder of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.

Neither the Trust nor any trustee of the Trust is a party to the Deposit Agreement nor shall any of them be subject to any liabilities thereunder. Neither the Depositary nor the Company nor the Trust nor any of their respective agents shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited
Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodians shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary. Neither the Depositary nor the Company nor the Trust nor any of their respective agents shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting CPOs for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

The Company agrees to indemnify the Depositary, its directors, employees, agents and any Custodians against, and hold each of them harmless from, any liability or expense (including the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodians or their respective directors, employees and agents, except for any liability or expense arising out of the negligence or bad faith of either of them, except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the CPOs represented by the American Depositary Shares or the Shares represented thereby, or omissions from such information or (ii) by the Company or any of its directors, employees, agents and affiliates. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a PreRelease (as defined in Section 2.09 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.09 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a PreRelease pursuant to Section 2.09 of the Deposit Agreement provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a PreRelease, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer of sale of American
Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodians (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading. In addition, for the avoidance of doubt, it is understood that the first sentence of this paragraph shall not apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer of sale of American
Depositary Shares, except to the extent arising out of breach by the Depositary of Section 2.9 of the Deposit Agreement or to the extent any such liability or expense arises out of information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, if such information is furnished, such information omits to state a material fact necessary in order to make the information so furnished not misleading.

The Depositary agrees to indemnify the Company, its directors, employees and agents and hold them harmless from any liability or expense (including, but not limited to, fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodians or their respective directors, employees and agents due to their negligence or bad faith.

Any person seeking indemnification under the Deposit
Agreement (an Indemnified Person) shall notify the person from whom it is seeking indemnification (the
Indemnifying Person) of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement
(provided, however, that the failure of the Indemnified Person to so notify the Indemnifying
Person shall not impair the Indemnified Persons right to receive indemnification from the Indemnifying
Person unless such failure adversely affects the defense of such action of claim, in which case indemnification shall be adjusted accordingly, and, provided that a conflict of interest does not exist between the Indemnified Person and the Indemnifying
Person), and the Indemnified Person shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.
No Indemnified Person shall compromise or settle any action or claim without the consent in writing of the Indemnifying Person.

The obligations set forth in Section 5.8 of the Deposit Agreement shall survive the termination of the Deposit Agreement and the succession or substitute of any person indemnified thereby.
20.RESIGNATION AND REMOVAL OF THE DEPOSITARY AP-
POINTMENT OF SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.
The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities and any proxies relating thereto to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts together with copies of such records in relation to the Receipts as the Company may reasonably request. Any such successor depositary shall promptly mail notice of its appointment within 30 days to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.
21.AMENDMENT.
The form of the Receipts and any provisions of the De-posit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expira-tion of thirty days after notice of such amendment shall have been given to the Holders of outstanding
Receipts. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit
Agreement or the Receipts or both of them, as applicable, as amended thereby. In no event shall any amendment impair the right of the Holder of any Re-ceipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
22.TERMINATION OF DEPOSIT AGREEMENT.
The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.
The Depositary may likewise terminate the Deposit
Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in
Section 5.4 of the Deposit Agreement, such termination to become effective by the Depositary mailing notice of such termination to Holders of all Receipts then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Depositarys Trust Office, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited
Securities represented by the American Depositary
Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termina-tion, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall in accordance with and subject to the provisions of the Deposit Agreement (a) continue to collect dividends and other distributions pertaining to Deposited Securities and any other property represented by such Deposited Securities, (b) shall sell rights as provided in the Deposit
Agreement, and (c) shall continue to deliver Deposited
Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any ex-penses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). As soon as practicable after the expiration of two years from the date of termination, the Depositary may sell the Deposited
Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.
After making such sale, the Depositary shall be dis-charged from all obligations under the Deposit
Agreement, except for its obligations under Section
5.8 of the Deposit Agreement and to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit
Agreement.
23.THE TRUST.
Nacional Financiera, S.N.C., is CPO Trustee under the
Trust which was created under the Regulations to the Law to Promote Mexican Investment and Regulate Foreign
Investment, effective as of November 24, 1989, designed to permit nonMexican investment in Mexican corporations by removing voting rights otherwise appertaining to such investments without affecting the economic consequences of such investments. The Trust operates through Indeval, the central depositary for participants trading on the Mexican Securities
Exchange, which maintains ownership records of the CPOs in book entry form. The principal executive office of the CPO Trustee is located as of the date of the Deposit Agreement at Avenida Insurgentes Sur 1971,
Torre Sur, 01020, Mexico D.F., Mexico. The terms of the Trust, upon which the Shares may be deposited and CPOs issued, are briefly described as follows (which description is qualified by and subject to the terms of the Trust, copies of which in Spanish and in an English translation are on file at the Depositarys
Trust Office, the office of the Custodians and at any other designated transfer office for Receipts): (i) each CPO represents a financial interest in one Share
(ii) the CPOs have no voting rights, except as discussed in (vii) below: (iii) dividends on the Shares are credited to CPO holders accounts by Indeval upon receipt thereof from the Company (iv) CPO holders will be informed and have access to materials at the same time as direct holders of Shares (v) except for voting rights, any rights pertaining to the Shares are transferred to CPO holders through Indeval at the same time as direct holders of Shares receive any such rights (vi) any securities resulting from dividends, splits or plans of reorganization are distributed to CPO holders through Indeval at the same time as direct holders of Shares receive such securities (but only in the form of CPOs, to the extent available) (vii)
Section 5 of the Mexican General Law of Credit
Instruments and Operations, Article 346 et seq., provided as of the date of the Deposit Agreement, among other things, that the Trust may be amended by holders of a majority of CPOs and may be terminated following instructions from the Technical Committee of the Trust, after a resolution has been adopted at a meeting by holders of a majority of CPOs and must be terminated after 30 years (unless rolled into new trusts under similar terms) (viii) Indeval participants may confirm their position on the Trusts transfer books through Indeval but may not inspect same or obtain any list of holders of CPOs (ix) only
CPO holders who are Mexican nationals may obtain title to Shares upon surrender of title to CPOs and (x) the Trust does not limit the liability of the CPO Trustee.
 No fees or charges payable to the CPO Trustee are imposed directly or indirectly against CPO holders.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)
NOTE:The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.
If the endorsement be executed by an attorney, ex-ecutor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.
All endorsements or assignments of Receipts must be guaranteed by an eligible guarantor institution
(including, but not limited to, a New York Stock
Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in The City of New York) meeting the requirements of the Depositary, which requirements include membership or participation in STAMP or such other signature guarantee program as may be determined by the Depositary in addition to, or in substitution for, STAMP, all in accordance with the Securities
Exchange Act of 1934, as amended.














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